UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

LIFEAPPS DIGITAL MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174703	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5752 Oberlin Drive, #106
San Diego, CA  92121
858.245.5179
(Address and telephone number of principal executive offices)

809 Heavenly Lane
Cincinnati, OH 45238
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements as that term is defined under the U.S. federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to the adequacy of our capital to finance our planned operations, market acceptance of our services and product offerings, our ability to attract and retain key personnel, and our ability to protect our intellectual property. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Explanatory Note

On August 23, 2012, we filed Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to, among other things, (i) change our name from Prime Time Travel, Inc. to LifeApps Digital Media Inc.; (ii) increase our authorized capitalization from 100,000,000 shares, consisting of 95,000,000 shares of common stock, $0.000001 par value per share, and 5,000,000 shares of preferred stock, $0.000001 par value per share, to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share; and (iii) limit the liability of our officers and directors to us, our stockholders and our creditors to the fullest extent permitted by Delaware law.

On September 20, 2012 LifeApps Acquisition Corp. (“Acquisition Corp.”), a wholly owned Nevada subsidiary of LifeApps Digital Media Inc. (“LFAP”), merged (the “Merger”) with and into LifeApps Inc., a Nevada corporation (“LifeApps”). In connection with the Merger, each share of LifeApps common stock was cancelled and converted into the right to receive 400 shares of our common stock. LifeApps was the surviving corporation of that Merger. As a result of the Merger, LFAP acquired the business of LifeApps, and will continue the existing business operations of LifeApps, as its wholly owned subsidiary.

As used in this Current Report, the terms the “Company”, “LFAP,” “we,” “us,” and “our” refer to LifeApps Digital Media Inc., a Delaware corporation, and its wholly owned Nevada subsidiary LifeApps, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Pubco” refers to LifeApps Digital Media Inc., a Delaware corporation, before giving effect to the Merger, and the term “LifeApps” refers to LifeApps Inc., a Nevada corporation, both before and after giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

Table of Contents

Item 1.01.	Entry into a Material Definitive Agreement	4

Item 2.01.	Completion of Acquisition or Disposition of Assets	4

	The Merger and Related Transactions	4

	Description Of Business	7

	Risk Factors	18

	Management's Discussion and Analysis of Financial Condition and Results of Operations	28

	Securities Ownership of Certain Beneficial Owners and Management	34

	Directors and Executive Officers	36

	Executive Compensation	38

	Market Price of and Dividends on Common Equity and Related Stockholder Matters	40

	Certain Relationships And Related Transactions	43

	Description of Capital Stock	43

	Recent Sales of Unregistered Securities	45

	Indemnification of Officers and Directors	46

	Financial Statements and Supplemental Data	47

	Index to Exhibits	47

	Description of Exhibits	47

Item 3.02.	Unregistered Sales of Equity Securities.	47

Item 5.01.	Changes in Control of the Registrant.	47

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	47

Item 9.01.	Financial Statements and Exhibits.	48

Item 1.01.      Entry into a Material Definitive Agreement

On September 20, 2012, we entered into an Agreement and Plan of Merger and Reorganization with Acquisition Corp. and LifeApps, which we refer to in this Current Report as the “Merger Agreement”, and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01.      Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On September 20, 2012, which we refer to as the “Closing Date”, Pubco, LifeApps and Acquisition Corp. entered into the Merger Agreement and completed the Merger. As a result of the Merger, we acquired the business of LifeApps and will continue the existing business operations of LifeApps as our wholly owned subsidiary. Before their entry into the Merger Agreement, no material relationship existed between Pubco or Acquisition Corp. and LifeApps. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Pursuant to the Merger Agreement, on the Closing Date, Acquisition Corp., a wholly owned subsidiary of Pubco, merged with and into LifeApps, with LifeApps remaining as the surviving entity. As a result of the Merger, each share of LifeApps common stock outstanding was cancelled and converted into the right to receive 4,000 shares of our common stock.

Immediately prior to the Merger, LifeApps had no outstanding securities other than shares of its common stock.

The Merger Agreement contains customary representations, warranties and covenants of Pubco, LifeApps, and, as applicable, Acquisition Corp., for like transactions. Breaches of representations and warranties are secured by indemnification provisions.

For financial reporting purposes, the Merger represents a "reverse merger" rather than a business combination, because the sellers of LifeApps effectively controlled the combined company immediately following the completion of the Merger. As such, LifeApps is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by LifeApps.  Accordingly, the assets and liabilities and the historical operations that will be reflected in Pubco’s ongoing financial statements will be those of LifeApps and will be recorded at the historical cost basis of LifeApps. Pubco’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of LifeApps after consummation of the Merger. Pubco's historic capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by Pubco in the Merger while LifeApps historical retained earnings will be carried forward. The historical financial statements of Pubco before the Merger will be replaced with the historical financial statements of LifeApps before the Merger in all future filings with the Securities and Exchange Commission, or SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Following the closing of the Merger, our board of directors consists of three members. In connection with the foregoing, on the Closing Date, Messrs. Listerman and Albaugh, the directors of Pubco before the Merger, resigned their positions as directors.  Prior to their resignations, Messrs. Listerman and Albaugh appointed Robert Gayman, Arnold Tinter and Howard Fuller to fill the vacancies on the board of directors. Also on the Closing Date, Mr. Listerman, the executive officer of Pubco, resigned and new executive officers designated by LifeApps were appointed. The executive officers and directors of the Company as of the Closing Date are identified in this Current Report under the heading “Directors and Executive Officers.”

Before the Merger, Pubco’s board of directors and shareholders owning a majority of its outstanding common stock adopted the 2012 Equity Incentive Plan, which became effective on September 10, 2012. The 2012 Equity Incentive Plan provides for the issuance of up to 10,000,000 shares of our common stock as incentive awards to be granted to executive officers, key employees, consultants and directors of the Company.

The LifeApps LLC Conversion

Prior to the closing of the Merger, on September 7, 2012, LifeApps LLC, a California limited liability company, was converted by its members, including, but not limited to, Robert Gayman, Arnold Tinter and Howard Fuller, into LifeApps, a Nevada corporation, pursuant to a plan of conversion approved by all of the members of LifeApps LLC and filed, accordingly, with the Secretaries of State of California and Nevada.  Upon completion of this conversion, LifeApps LLC ceased to exist by operation of law and the business and operations of LifeApps LLC continued in LifeApps, the Nevada corporation.  As a result of this conversion, the members of LifeApps LLC, in exchange for their units of limited liability company membership interest in LifeApps LLC, received an aggregate of 100,000 shares of common stock of LifeApps.

The Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we completed an initial closing of a private offering (the “Offering”) of 5,700,000 units of our securities (the “PPO Units”), at a price of $0.20 per PPO Unit. Each PPO Unit consists of one share of our common stock and a redeemable warrant (the “Investor Warrant”) to purchase one share of our common stock. The Investor Warrants are exercisable for a period of five years at a purchase price of $1.00 per share of our common stock.

The Offering was made on an "all or nothing" basis with respect to a minimum of 3,750,000 PPO Units (the “Minimum Offering Amount”) and is being made on a "best efforts" basis with respect to a maximum of 5,000,000 PPO Units (the “Maximum Offering Amount”).  In addition, in the event the maximum number of PPO Units is sold, the Company has the option to offer an additional 1,000,000 PPO Units.  The closing of at least the Minimum Offering Amount of 3,750,000 PPO Units and the closing of the Merger were conditioned upon each other.

On the Closing Date, the investors in the Offering collectively purchased 5,700,000 PPO Units for total cash consideration of $1,140,000. The Offering for the remaining 300,000 PPO Units will continue after the closing of the Merger.

The form of the Investor Warrant issued in connection with the Offering is attached as Exhibit 4.1to this Current Report and is incorporated herein by reference.

All of the securities issued in connection with the Transactions are “restricted securities,” and as such are subject to all applicable restrictions on transfer specified by federal and state securities laws.

Split-Off Agreement and General Release

In conjunction with the Merger and immediately following the Merger, LFAP split off (the “Split-Off”) its wholly owned subsidiary, Prime Time Split Corp., a Delaware corporation (“Split Corp.”). The Split-Off was accomplished through the exchange of 90,000,000 shares of our common stock held by Andrew Listerman (the “Split-Off Shareholder”) for all of the issued and outstanding shares of common stock of Split Corp. All of the assets and liabilities of LFAP immediately following the Merger, excluding any LifeApps assets and liabilities assumed in the Merger, were transferred to Split Corp.  We executed a Split-Off Agreement and General Release Agreement with the Split-Off Shareholder, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

Lock-up Agreement

In connection with the Merger, each of the officers, directors, key employees and holders of 10% or more of our common stock after giving effect to the Transactions agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares of our common stock for a term of twelve (12) months from the Closing Date of the Merger except in certain limited circumstances.  The form of Lock-Up Agreement is attached as Exhibit 10.10 to this Current Report and is incorporated herein by reference.

Current Ownership

Immediately after giving effect to the Transactions, including the PPO Units sold in the Offering, the issuance of shares of our common stock to the former LifeApps stockholders in the Merger and the cancellation of shares owned by the Split-Off Shareholder in the Split-Off, there were issued and outstanding securities of the Company on the closing of the Transactions as follows:

●	75,700,000 shares of our common stock (including an aggregate of 40,000,000 shares entitled to be received by the former LifeApps stockholders in the Merger); and

●	Investor Warrants to purchase an aggregate of 5,700,000 shares of our common stock at $1.00 per share issued to the investors in the Offering.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and LifeApps is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Merger will be those of LifeApps, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of LifeApps, historical operations of LifeApps and operations of LifeApps from the Closing Date of the Merger.

Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Forward Stock Split

Pubco effected a 15-for-1 forward stock split on Pubco’s common stock in the form of a dividend with a record date of September 4, 2012 and a payment date of September 5, 2012. All Pubco and LFAP share amounts referenced in this Current Report give effect to the forward stock split including those applicable to periods prior to the forward stock split.

DESCRIPTION OF BUSINESS

Business Development

LifeApps Digital Media Inc., through our wholly owned subsidiary LifeApps, Inc., is a digital media company focusing on health, fitness and sports digital publications, and next-generation social networks. We plan to leverage a suite of cross-platform, multi-device publications and applications (“Apps”) in the rapidly growing health, fitness and sports digital marketplace to generate paid subscriptions, advertising and sales revenues.

We were incorporated in the state of Delaware as Prime Time Travel, Inc. on November 23, 2010, for the purpose of creating and managing trips to destination locations for youth basketball teams. On August 23, 2012, we filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to, among other things, change our name from Prime Time Travel, Inc. to LifeApps Digital Media Inc., and increase our authorized capitalization to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share.

On September 20, 2012, LifeApps Acquisition Corp., a wholly owned Nevada subsidiary of ours, merged with and into LifeApps Inc., which had been organized as a California limited liability company on July 13, 2009, and was converted to a Nevada corporation on September 7, 2012 in anticipation of the merger.  In connection with the merger, each share of LifeApps common stock was cancelled and converted into the right to receive 400 shares of our common stock. LifeApps was the surviving corporation of that Merger. As a result of the Merger, we acquired the business of LifeApps, and will continue the existing business operations of LifeApps as our primary business operations.

Immediately following the merger, we split off our wholly owned subsidiary, Prime Time Split Corp., a Delaware corporation, through the exchange of 90,000,000 shares of our common stock for all of the issued and outstanding shares of common stock of Split Corp.  All of our assets and liabilities immediately following the merger, excluding any assets and liabilities assumed in the merger, were transferred to Split Corp.

Overview

We are a digital publisher, delivering a cross-platform suite of products and services that are focused on enthusiast health, fitness and sports topics. We have a multimarket strategy that incorporates web, mobile, social media and internet TV to engage consumers in multiple areas of interest including medical, yoga, golf, tennis, running, soccer, cycling, and other health, fitness and sports topics. We plan to leverage our suite of cross-platform, multi-device publications and Apps to generate paid partnerships, subscriptions, advertising and sales revenues.

The health, fitness and sports market in America is an over $80 billion market (Fitness/Diet/Wellness), with 50 million people annually starting a new fitness regimen. We believe our products are differentiated from our competitors’ products in the way we motivate and enable the integration of fitness into a consumer’s rapidly adopted digital lifestyle with pre-existing areas of health, fitness and sports interest. As a result, our products deliver topically focused content covering news, performance training, healthy diet, fitness equipment, sports medicine, and healthy lifestyle entertainment to consumers on their preferred media device. Our publications and tutorials are delivered through websites, smartphones, and tablets, and we intend to expand into podcasts and smart TV and entertainment center devices in the near future.

Our plan is to continue development and expansion of our mobile platform applications, as well as to expand our digital product offerings to include digital magazines the contents of which are centered on sports and fitness new health, like our newly launched quarterly publication, YouWorkout, described below.

Our Products

Mobile Presence

The growth of the mobile market worldwide has been staggering. At the start of 2012, there were 5.9 billion mobile subscribers worldwide, accounting for 87% of the world’s population. Very few, if any, mediums have this kind of penetration. Smartphones, in particular, have shown the strongest growth, and that trend is expected to continue as more and more consumers want devices with Apps and a rich mobile web experience.

Mobile Ad Spending worldwide was approximately $3.3 billion in 2011 and is expected to skyrocket to $20.6 billion in 2015. Canalys predicts that direct revenue from the sale of Apps, in-App purchases and subscriptions across smartphones and tablets will rise from $7.3 billion in 2011 to $36.7 billion by 2015.

According to NPD Group numbers from the first quarter of 2012, the tablet market shows tremendous growth and potential. Apple’s iPad commands a 62.8% share of the tablet market that saw a 124% growth overall. iPad sales were up 162% compared to the overall growth. Samsung’s Android tablets came in second with 7.5% of the market, selling 1.6 million tablets. Amazon came in third with 900,000 tablets sold accounting for 4% of the market.

To date we have published the following eight Apps to the Apple App Store for iOS devices, and one of these apps has also been published on Google Play and Amazon Kindle Fire, as follows:

•
YouWorkout Digital Magazine - A sports, health and fitness app designed for iPad Newsstand, Kindle Fire and Android tablet devices. Utilizing the interactive multi-media feature capabilities of the tablet, YouWorkout’s quarterly issues will allow users to touch, watch, listen to and read articles in an interactive way that is not possible with traditional media. Articles come to life as users tap the screen and rotate the device for hidden bonus content and watch their favorite athletes in videos alongside the articles. YouWorkout’s first issue launched across the Apple, Google and Amazon platforms in August 2012. We are preparing to add a small-screen optimized version for the iPhone by the end of the first quarter of 2013.

•	MDWorkout.com the App - Features over 70 exercises written and demonstrated by Medical Doctors (MDs), certified personal trainers and yoga instructors. Some of the App’s features include:

▪	Comprehensive training includes tutorials and videos for yoga, functional training, core strengthening, cardio workouts and strength training;
▪	Strength training includes exercises in all key areas, including chest, back, shoulders, biceps, triceps and legs;
▪	Workout recording with seven day tracking;
▪	Daily nutrition guidelines and recording; and
▪	Newsletter opt-in.

MDWorkout.com was originally launched in May 2010.  In December 2011 the App landed in the top five health and fitness Apps on the Apple App Store.  Recent iOS updates, including the iOS6 and expanded screen iPhone5 are requiring a major overhaul of legacy code and UI refinements in MDWorkout.com the app. A fall/winter delivery of the new program is expected.

•	Exercise by MDWorkout.com - Is being consolidated into the revised MDWorkout.com App.

•
YogaWorkout.com - Multiple yoga poses are detailed and helpful videos showing series of poses integrated to create yoga flows with narration guides users. Features include certified Yoga Instructors, Yoga Protocol, Warrior Flow, Gentle Hatha Sequence, Detox Flow, Core Strengthening Flow, Balancing Series and Power Flow.  This App is currently available on the Apple App Store.

•
Yoga by MDWorkout.com - A yoga basics App featuring numerous tutorial and videos of poses and flows covering Standing Poses, Twists, Back Bends, Forward Bends, Hip Openers, Balance and Resting/Restorative poses. This App is currently available on the Apple App Store.

•
TennisWorkout The Basics - This App covers the fundamentals of playing Tennis via tutorials and narrated videos, including The Ready Position, Grips, Strokes, and Serves. This App is currently available in the Apple App Store.

•
Low Back Pain by MDWorkout.com - A specialty App that features exercises designed for individuals suffering from low back pain, with content provided by Doctor of Chiropractic Medicine, Mark Davis. The exercises are designed to improve balance, stabilization, mobilization and flexibility. The revised App is currently undergoing code and UI updates for a winter 2012-2013  re-launch.

We have begun to release some of the following additional mobile Apps:

Apple Newsstand for iPad and iPhone

We plan to bring together our expertise in content generation and interactive mobile App experiences to create market leading digital magazines in health, fitness and sports publications. Utilizing the interactivity of the iPad, our digital magazines will provide consumers with an immersive experience where they can enjoy professionally acquired high definition photography and videography at full screen on their device. Articles will be written by award winning journalists and top-tier subject matter experts and will feature professional athletes, Olympians, doctors, nutritionists, chefs and much more. With touchscreen technology these publications will be content and feature rich, allowing readers the ability to touch the screen for more photos, videos and enhanced content about anything on screen that catches their attention.

According to Millennial Media, mobile advertising dollars spent on Health, Fitness & Wellness grew 229% year over year in 2011.  Due to the premium nature of the content and the ability of advertisers to use the same enhanced features and functionality as the rest of the digital magazine, we believe it will be easier to solicit advertisers to the magazines. In addition, we believe advertisers will be attracted to the global distribution of the magazines.

Utilizing tools available for digital magazine distribution we intend to gain paid subscribers for premium content, register subscribers and gain valuable analytics data detailing how consumers interact with the magazine itself. With “Push Alerts” we can continue to market the magazines to users directly on their device. This includes notifying them of new issues, additional magazines, advertising offers and more. Currently fitness magazines in the Newsstand are retailing at $4.99/issue with a slightly discounted rate for yearly subscriptions.

YouWorkout

LifeApps has introduced a new health, fitness and sports lifestyle quarterly publication, YouWorkout, which launched on Apple Newstand, Google Play and Amazon Mobile Marketplace in August 2012. Starting with the second issue of YouWorkout, a special iPhone optimized version of the magazine will also be added to the product lineup.

YouWorkout is a health, fitness and sports lifestyle publication. Articles feature professional athletes, Olympians, top sports doctors and much more. Each issue also features the Gear Bag and Sports Kitchen. Gear Bag highlights and reviews products of interest to the fitness consumer. The Sports Kitchen is a video feature that will feature top chefs preparing meals that are healthy in nature and easy to prepare.

In the premiere issue, YouWorkout featured multiple interviews with 2012 US Olympians. Readers were treated to insights on training regimens, mental discipline, preparation and nutritional habits of numerous Olympic athletes.

The second issue of YouWorkout is currently in production. The issue will feature a new “Pro Workouts” section featuring workout habits from athletes in the NHL and the NFL.  Other sports leagues will be focused on in future issues.

In April 2012, Millennial Media reported that 88% of passionate fans used Mobile Devices for NCAA Tournament related activity during March Madness. We believe that You Workout will benefit from the halo-effect between devices and related health, fitness and sports content. According to recent reports, 86% of television viewers access the mobile internet while watching TV. With “Push Alerts” we will be able to communicate real time with the YouWorkout subscriber during televised sporting events, even alerting them when one of the magazine’s featured athletes is participating in an event.

SoccerWorkout

The number of registered youth players in the US Youth Soccer organization has grown from 103,432 in 1974 to 3,036,438 in 2010 (usyouthsoccer.org). Combined, the youth market and the adult market account for over 14 million soccer players in the U.S. Soccer is also the 4th largest high school sport in America (activemarketinggroup.com).

We plan to launch a new quarterly skills and drills workout program, SoccerWorkout. This paid subscription App will feature Rachel Buehler of the U.S. Women’s National Soccer team and 2008 and 2012 Olympic Gold Medal Teams as she guides users through a comprehensive beginner to intermediate skills and drills program. Users will be immersed in a media rich training environment that will take them from the basics to advanced techniques in soccer.

High Definition graphics and video will detail the steps in every drill and workout routine, providing a rich experience where the consumer is being taught by Ms. Buehler herself. Through quarterly releases, the App will deliver more and more advanced content as users master the skills and drills of the previous release. SoccerWorkout will be a feature rich, robust soccer skills and drills App presented by one of America’s brightest stars that will continue to demand downloads for years to come.

We have signed an agreement with Ms. Buehler pursuant to which we have agreed to pay Ms. Buehler thirty percent (30%) of the sale price of each SoccerWorkout App sold.

In conjunction with the release of the SoccerWorkout App we plan to launch SoccerWorkout.com to provide an online presence to the mobile application.

MDWorkout: Type-2 Pre-Diabetes Workout and Diet Plans

Diabetes affects 8.3% of the US population, totaling 25.8 million children and adults in 2011 (diabetes.org). It is widely recognized that adopting a healthy, active lifestyle can reduce the incidence of obesity in children and diabetes in adults.

We plan to launch a diabetes prevention workout program in Spring 2013. We have solicited sports and diabetes related Medical Doctors to create a tablet based fitness and nutrition program that is targeted for consumers who are pre-diabetic. We are looking to allocate funds to support a medically supervised study to analyze the relationship between increased fitness and increased physical activity to reduce the incidence of chronic disease, specifically Type-2 Diabetes. The study would start in October/November 2012 and would include a 6 – 8 week trial program. The content will be formulated from the study into a fitness program for the iPad and sold as premium content.

This new product will leverage the existing popularity of the MDWorkout.com brand which has seen the MDWorkout.com App in the Top 5 of the Health & Fitness category of the Apple App Store alongside Apps from WebMD and NIKE in December 2011.

Web Presence

We have secured 30 premium health, fitness and sports domain names to be used as online digital publication brands. Each of these brands will feature news, lifestyle entertainment features and skills and drills tutorials that are tailored for their specific area of interest. Each site will use a mixture of original content and aggregated content. Each site also features an affiliate store highlighting products of interest for readers.

Our current lineup of online publications are:

•	MDWorkout – Focuses on health news, diabetes, heart health, sexual health, mental health, cancer and chronic disease features and information; health products and workout and fitness tips and videos.

•	YogaWorkout.com – Focuses on news, features, poses, flows, workouts, and fitness information and videos for yoga enthusiasts.

•	DietPlanWorkout.com – Focuses on health and nutrition news, features and information; health products, workout and exercise tips and videos.

•	TennisWorkout.com – Focuses on news, features, skills, drills and workouts for tennis enthusiasts.

•	GolfWorkout.com – Focuses on news, features, skills, drills and workouts for the golf enthusiast.

We plan to launch additional online publications, including RunningWorkout.com, in the near future which will focus on news, features, skills, drills and workouts for running enthusiasts.

To further drive traffic and build brand recognition and media industry respect, we generate original news content that we feel is of high enough journalistic quality and follows the highest journalistic principles warranting inclusion in top ranked search including Google, Yahoo!, Bing and others.

Social Media Presence

As our library of content grows, videos, photos and articles can be repositioned to social networking outlets. Facebook, Twitter and YouTube are already being utilized by our brands. As the social network market grows, we plan to expand the network into new venues as they mature, such as Google+. When possible, we will use social networks to provide real-time interactive discussions with health, fitness and sports subject matter experts and our user base.

We intend for our Mobile Apps and Websites to integrate social sharing allowing health, fitness and sports users to build a community and distribute our enthusiast branded content to a wider audience of like-minded groups of people.

YouWorkout.tv is a LifeApps branded YouTube channel featuring our exclusive content. This is a high growth area that we feel, over time, will become a major product arm for us. From Apple TV to the new Smart TVs from Sharp and Samsung, YouTube is positioning itself as the major hub for internet video. Building a synergy of brands and services is an important strategy for us, and we see the YouWorkout Digital Magazine acting as a gateway to the YouWorkout.tv channel, naturally building the audience across platforms.

Content

We generate original content for use in our products by utilizing our credentialed subject matter experts and industry journalists. Additionally, we plan to license content from leading content aggregators for use. Regardless of origin, we have established content quality standards for publication and deployment. We strive to provide fact based news articles with the highest standards of journalistic integrity. In addition to fact based news, we will also feature community based content generated by health, fitness and sports subject matter experts.

Infrastructure and Development

We use a variety of tools and methods to develop and deploy software products and internet services. The core of our technical approach is to employ software development tools, environments, and infrastructure capable of delivering a feature and content rich experience to the end user. Quality is the single highest priority in our technical strategy. We define quality as the ability to deploy, sustain, and efficiently support our products in a cost efficient manner without compromising the user experience. Resultantly, the tools, methods, and supporting service providers are qualified against these strategic criteria. We have entered into agreements with multiple technology, content providers and design houses to develop and deploy our products with cross-platform scalability and cost-effectiveness.

Advertising

Mobile Advertising

The mobile App market has seen explosive growth since 2010. Health, Fitness and Sports in particular is one of the fastest growing segments of the market in terms of advertising spending seeing a 229% increase year over year in 2011.

In the short-term, we plan to utilize the services of mobile advertising aggregators such as Millenial Media, AdMob, iAds, TapJoy, Appirator and Fiksu to monetize Apps and digital magazines. All new product releases will allocate development of advertising tools and models within the Apps for monetization.

Over the longer term, we plan to build on the reputation, market leadership and in-App analytics of our products to broker advertising agreements with ad agencies and directly with interested companies.

Newsstand Subscriptions

Our digital magazines will utilize payments for download of content, including individual issue and yearly subscription rates. Delivery of digital magazines through Apple’s Newsstand places our premium content in the “store within a store” where users are more accustomed to purchasing or subscribing to magazine content than in the general App store market. Additionally users expect items in the Newsstand to be updated frequently. At this time the Newsstand is under a year old and is not yet overpopulated by smaller players and offers us a higher chance for visibility and uniqueness in the store against leading brands who aren’t yet utilizing the full potential of the interactivity of the iPad in the digital editions.

Affiliate Marketing and Partnerships

We are creating regular features within the digital magazine product that will provide opportunities for affiliate marketing and brand partnerships with leading companies in the health, fitness and sports market. Such opportunities could include revenue sharing on the sale of goods and services, and product placement purchases within the content of the magazine.

Web

Our websites will utilize standard online advertising models for revenue and will see revenues scale with traffic:

●	CPM - Cost Per Thousand impressions

●	CPC - Cost Per Click

●	CPA - Cost per Acquisition

●	Fixed Rate - Rate agreed upon by advertiser and publisher

Social Media

As social network penetration grows, partnerships with companies to promote their products on our social network sites can be made available.

Utilizing our original video content streams we can also offer video advertising within our video delivery across networks.

Subscribers

Future Apps will utilize user registration and newsletter sign-ups to capture data and contact information of our consumers. This data and connectivity will be used to market our existing and future products, sites and publications. Additionally the direct contact relationship with our users will allow us to push affiliate marketing of our advertisers and co-branding partners.

Future Scalability and Revenue

As our products and services grow and mature, we can utilize its scalability across platforms to offer content, products and advertising avenues for partnered companies. A packaged approach to this would include “Click to Buy” functionality within Apps/magazines, advertising on sites, video advertising and product placement in a fixed rate model for all marketing services in combination.

Promotion and Marketing Strategy

We intend to push a multi-faceted promotion and marketing strategy across a variety of platforms. Everything starts with a grassroots marketing to opinion leaders effort. Through event marketing, tradeshow presence, contests and active participation in online chatrooms and forums, we believe we will build a buzz around our products with persons of influence in the health, fitness and sports arenas. Viral and cross marketing will follow with branded video content for the web being used to market products across social media networks and on interrelated sites across the web. Our Websites will market products directly to readers as well as promoting the products on our social network pages. Online marketing avenues such as Millenial Media, Google AdSense and AdMob, as well as Facebook Ads and similar advertising aggregator services will be used to promote the products across a wider spectrum of websites and social media sites. Additionally, we will seek co-branding opportunities with like-minded companies for products with potential licensing deals and co-brand partnerships that would utilize the partner company’s existing consumer base for promoting the product.

Sales Strategy

Our Apps and Digital Magazine subscriptions will be sold and managed through the various individual App store marketplaces for mobile devices;

● Apple iOS

○ Apple iTunes App Store

○ Apple Newsstand

The Apple Newsstand is a digital magazine specific storefront on Apple mobile devices that simplifies search for multimedia rich magazine experience Apps. Newsstand launched in November 2011 and has helped publishers like Conde Nast achieve a 268% increase in digital subscribers after launching on Newsstand (Mashable.com). According to Distimo, after the first six months of Newsstand’s existence, the top 100 U.S. publications in the Newsstand combined are currently generating $2.1 million per month in sales. We believe the sales will continue to rise as iPad owners get accustomed to the Newsstand experience.

● Google Android

○ Google Play

○ Amazon Marketplace (Kindle)

Mid-term, we intend to hire a Marketing and Sales Manager with digital industry experience and existing business relationships to lead, strategize and implement relationships with top-level ad agencies and like-minded businesses. Our products will be promoted through these relationships with businesses that have client bases that are specific to the arenas that each of our products is cultivated for. In addition to advertising the sales of our products through these businesses and ad arenas, we will strive to create cross-promotional opportunities with these companies and advertisers to partner in opportunities within our brands to present their ads and products, further driving incentive and enthusiasm in these partners to push sales of our products. In the interim, we will work with commissioned agents to achieve these relationships and opportunities.

Due to the nature of the mobile device marketplace, we have to adhere to the guidelines, review processes and sales structures of Apple, Google and Amazon for distribution of mobile App products. Each vendor reserves the sole right to approve or disapprove the distribution of Apps through their network. There is no guarantee that submission of content for review will be approved for distribution on any network.

Acquisitions

We plan to allocate a portion of available funds towards strategic acquisitions when such acquisitions will benefit us with additional revenue streams, product and/or distribution licenses, registered users or subscribers, a competitive advantage in a particular market, intellectual property (patents) and copyrights.

Intellectual Property

Our intellectual property is an essential element of our business. We use a combination of trademark, copyright, trade secret and other intellectual property laws, confidentiality agreements and license agreements to protect our intellectual property. Our employees and independent contractors are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership that they may claim in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own or license. Unauthorized use of our intellectual property by third parties, including piracy, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business. In addition, some of our competitors have in the past released digital publications and Apps that are nearly identical to successful digital publications and Apps released by their competitors in an effort to confuse the market and divert users from the competitor’s game to the copycat game. To the extent that these tactics are employed with respect to any of our digital publications and Apps, it could reduce our revenues that we generate from these games.

Our trademarks that have been registered with the U.S. Patent and Trademark Office include LifeApps and MDWorkout.

In addition, many of our digital publications and Apps are based on or incorporate intellectual property that we license from third parties. We have both exclusive and non-exclusive licenses to use these properties for terms that generally run for one year, and are continually renewable.

From time to time, we encounter disputes over rights and obligations concerning intellectual property. If we do not prevail in these disputes, we may lose some or all of our intellectual property protection, be enjoined from further sales of our games or other applications determined to infringe the rights of others, and/or be forced to pay substantial royalties to a third party, any of which would have a material adverse effect on our business, financial condition and results of operations.

Competition

The development, distribution and sale of digital publications and Apps is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, technologies and storefronts. For end users, we compete primarily on the basis of quality, brand, customer reviews and price. We compete for promotional and deck placement based on these factors, as well as the relationship with the digital storefront owner or wireless carrier, historical performance, perception of sales potential and relationships with licensors of brands and other intellectual property. For content and brand licensors, we compete based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with storefront owners or carriers. We also compete for experienced and talented employees.

With respect to digital publications and Apps that we publish for smartphones and tablets, we compete with a continually increasing number of companies, including Meredith Publishing, WebMD and many well-funded private companies. We also compete for consumer spending with large companies, such as NIKE and Electronic Arts. In addition, given the open nature of the development and distribution for smartphones and tablets, we also compete or will compete with a vast number of small companies and individuals who are able to create and launch digital publications and Apps and other content for these mobile devices utilizing relatively limited resources and with relatively limited start-up time or expertise. The proliferation of titles in these open developer channels makes it difficult for us to differentiate ourselves from other developers and to compete for end users who purchase content for their smartphones and tablets without substantially increasing spending to market our products or increasing our development costs.

Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include the following:

•	significantly greater revenues and financial resources;

•	stronger brand and consumer recognition regionally or worldwide;

•	greater experience with the digital publications and Apps business model;

•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;

•	larger installed customer bases from related platforms such as console gaming or social networking websites to which they can market and sell mobile games;

•	more substantial intellectual property of their own from which they can develop games without having to pay royalties;

•	lower labor and development costs and better overall economies of scale;

•	greater resources to make acquisitions;

•	greater platform-specific focus, experience and expertise; and

•	broader global distribution and presence.

For more information on our competition, please see the risk factors described below.

Government Regulation

We are subject to a number of domestic and foreign laws and regulations that affect our business. Not only are these laws constantly evolving, which could result in them being interpreted in ways that could harm our business, but legislation is also continually being introduced that may affect both the content of our products and their distribution.

We are also subject to federal, state and foreign laws regarding privacy and the protection of the information that we collect regarding our users. We currently collect certain personally identifiable information regarding our customers, and expect in the future to collect additional personally identifiable information regarding our customers. Any concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, even if unfounded, could damage our reputation and operating results. We post our privacy policy and our terms of service on our corporate website. In these policies, we describe our practices concerning the use, transmission and disclosure of the information that we collect regarding our users. Any failure by us to comply with our posted privacy policy, terms of service or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the mobile gaming industry is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of player confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We sometimes offer our customers various types of sweepstakes, giveaways and promotional opportunities. We are subject to laws in a number of jurisdictions concerning the operation and offering of such activities and games, many of which are still evolving and could be interpreted in ways that could harm our business. Any court ruling or other governmental action that imposes liability on providers of online services could result in criminal or civil liability and could harm our business.

In addition, the advertisers that advertise with our Apps are subject to Federal Trade Commission and state rules on advertising and marketing on the Internet, including truth-in advertising rules, online advertising disclosures and the CAN-SPAM Act (Controlling the Assault of Non-Solicited Pornography and Marketing Act) of 2003.  To date, we have not been materially impacted by these rules because our platforms are designed to ensure that proper disclosures are made in connection with every publication.  We cannot predict the impact of future regulations on either us or advertisers that advertise with our Apps.

Further, because our services are available worldwide, certain foreign jurisdictions and others may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees or infrastructure.

Employees

As of September 20, 2012, we had a total of 4 employees, 2 of whom  are full time employees.  None of our employees is represented by a collective bargaining agreement. We consider our relations with our employees to be good

Properties

Our principal executive office is located 5152 Oberlin Drive, Suite 106 San Diego, California 92121 and our telephone number is (858) 245-5179. On March 21, 2012, we executed a lease for our principal executive offices, which was in effect until September 20, 2012.  The property is currently being rented on a month to month basis at a rate of $1,230 per month.

Legal Proceedings

We are, from time to time, a party to litigation that arises in the normal course of our business operations.  Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history and are subject to the risks encountered by early-stage companies.

LifeApps was organized in the state of California in July 2009. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our working capital deficiency, recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

We have incurred significant losses since inception, including a net loss of $33,001 in 2010, a net loss of $8,159 in 2011 and a net loss of $80,407 for the six months ended June 30, 2012. As of June 30, 2012, we had an accumulated deficit of $123,866. We expect to incur increased costs in order to implement additional initiatives designed to increase revenues, such as increased research and development and sales and marketing expenses related to our new Apps, particularly those designed for smartphones and tablets, such as Apple’s iPhone and iPad and devices based on Google’s Android operating system. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

If we are not able to generate a critical mass of sales of our Apps and digital publications, we will not be able to make our business successful.

Sales of our App and digital publication product offerings to date have been minimal.  We will have to expend considerable resources, financial and otherwise, to build our sales revenues to meaningful levels.  If we are not successful in these efforts, we will not generate profits and we will not be able to create a financial return for our shareholders.

If we are unable to maintain good relationships with the mobile App market platforms, our business will suffer.

Our primary distribution, marketing, promotion and payment platforms for our Apps and digital publications are the Apple App Store, Apple Newsstand, Google Play and the Amazon Mobile Marketplace. We expect to generate a substantial portion of our revenue through these platforms for the foreseeable future. Any failure to establish effective relationships with one or more of these platforms, or a deterioration in any existing platform relationship, would harm our business and adversely affect the value of our common stock.

We are subject to various terms and conditions for application developers, which govern the promotion, distribution and operation of applications on the platforms where we sell our Apps and digital publications. Our business would be harmed if any one or more of these platforms:  discontinues or limits access to its platform by us and other App or digital publication developers; modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, changes how the personal information of its users is made available to application developers; establishes more favorable relationships with one or more of our competitors; or develops its own competitive offerings.

Inferior storefront featuring, or “deck placement,” would likely adversely impact our revenues and thus our operating results and financial condition.

The open nature of the digital storefronts where we sell our Apps, such as the Apple App Store, Google’s Android Market and the Amazon Mobile Marketplace, substantially increases the number of our competitors and competitive products, which makes it more difficult for us to achieve prominent placement or featuring for our Apps and digital publications. Our failure to achieve prominent placement or featuring for our Apps and digital publications on the smartphone storefronts could result in our Apps and publications not generating significant sales. It may also require us to expend significantly increased amounts to generate substantial revenues on these platforms, reducing or eliminating the profitability of publishing Apps and digital publications for them. If these digital storefronts choose to give our Apps and publications less favorable deck placement, our Apps and publications may be less successful than we anticipate, our revenues may not grow and our business, operating results and financial condition may be materially harmed.

If we fail to generate revenues through the sale of advertising, our business plan may not be successful.

We expect to monetize our Apps and digital publications through the sale of advertising, initially, through mobile advertising aggregators, and as we grow our product line, through broker advertising agreements with ad agencies and direct agreements with interested companies.  If we are unable to actualize this aspect of our strategy, we may not be able to generate sufficient revenues to grow our business as we have planned.

Our growth prospects will suffer if we are unable to continue to develop successful Apps and publications for mobile platforms.

Developing Apps and publications for mobile platforms is an important component of our strategy. We have devoted and we expect to continue to devote substantial resources to the development of our mobile Apps and publications, and we cannot guarantee that we will continue to develop such Apps or publications that appeal to consumers or advertisers. The uncertainties we face include:

•	we have relatively limited experience working with mobile platform providers and other partners whose cooperation we may need in order to be successful;

•	we may encounter difficulties getting new Apps and App updates approved by platform review panels;

•	as platforms evolve, pre-existing code may become obsolete; and

•
we may encounter difficulty in developing new Apps and publications or redesigning existing Apps for mobile platforms that a sufficient number of consumers will pay for or that advertisers will support.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop commercially viable Apps and publications for mobile. If we do not succeed in doing so, our growth prospects will suffer.

Our growth strategy involves building a social media presence and, if we are not able to accomplish this, our business will suffer.

We intend to reposition our library of content to social networking outlets such as Facebook, Twitter and YouTube, where our brands are already being utilized, and other outlets such as Google+ and Internet TV. We also intend to integrate social sharing across these outlets, our mobile Apps and our websites allowing health, fitness and sports users to build a community and distribute our enthusiast branded content to a wider audience of like-minded groups of people.  If we are not able to accomplish these objectives, our future business will suffer.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We believe that the funds we raised in our private placement offering that closed on the date hereof will be sufficient to meet our presently anticipated working capital requirements for the foreseeable future. This belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect.  In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. If our financial resources are insufficient, we will require additional financing in order to meet our plans for expansion.  We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters.  If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing shareholders will be reduced, our shareholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing shareholders. If adequate funds are not available on acceptable terms or at all, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

We may face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

The mobile application industry is highly competitive, with low barriers to entry and we expect more companies to enter the sector and a wider range of mobile Apps and related products and services to be introduced. Our competitors that develop Apps vary in size and include both publicly-traded companies and privately-held companies. These companies may already have an established market in our industry, may have significantly greater financial and other resources than us and may have been developing their products and services longer than we have been developing ours.

Competition within the broader health, fitness and sports industries is intense and our existing and potential consumers may be attracted to competing forms of fitness products such as offline magazines, DVRs, CDs and other more traditional forms of healthy lifestyle support products.

Our consumers face a vast array of healthy lifestyle and exercise choices. Other forms of product distribution, such as traditional magazines, DVRs, CDs, television programs and local gym offerings are currently much larger and more well-established markets and may be perceived by our consumers to offer greater variety, affordability, interactivity and enjoyment. These other forms of products and services compete for the discretionary time and income of our consumers. If we are unable to sustain sufficient interest in our products and services in comparison to other forms, our business model may not be viable.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the mobile application market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

If we fail to retain existing users or add new users, or if our users decrease their level of engagement with us, our revenue, financial results, and business may be significantly harmed.

The number of users visiting our websites and purchasing our apps is critical to our success.  Our financial performance will be determined by our success in adding, retaining, and engaging active users. To the extent we do not attract additional users; our business performance will suffer.  If users do not perceive our products to be useful, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement.  Any number of factors could potentially negatively affect user retention, growth, and engagement, including if:

•	users increasingly engage with competing products;

•	we fail to introduce new and improved products or if we introduce new products or services that are not favorably received;

•
we are unable to successfully balance our efforts to provide a compelling user experience with the decisions we make with respect to the frequency, prominence, and size of ads and other commercial content that we display;

•
we are unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

•	there are changes in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors;

•	we are unable to manage and prioritize information to ensure users are presented with content that is interesting, useful, and relevant to them;

•	there are adverse changes in our products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees;

•	technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience;

•	we fail to provide adequate customer service to users, developers, or advertisers;

•	we, our Platform developers, or other companies in our industry are the subject of adverse media reports or other negative publicity; or

•	our current or future products, such as the Facebook Platform, reduce user activity on Facebook by making it easier for our users to interact and share on third-party websites.

If we are unable to maintain and increase our user base and user engagement, our revenue, financial results, and future growth potential may be adversely affected.

Defects in our mobile Apps may adversely affect our business.

Tools, code, subroutines and processes contained within our mobile Apps may contain defects when introduced and also when updates and new versions are released. Our introduction of mobile Apps with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

Our success depends upon our proprietary technology. We rely primarily on copyright, service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If we lose the services of our founder and Chief Executive Officer or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, our founder and Chief Executive Officer, Robert Gayman, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for Mr. Gayman or any other member of our senior management team. The loss of our founder and Chief Executive Officer, even temporarily, or any other member of senior management would harm our business.

If someone is injured and sues us and we are unsuccessful in defending the suit, we may not have the resources to settle any judgment.

If someone is injured while utilizing one of our apps they may decide to sue us and if we are unsuccessful in defending the law suit it could result in a judgment against us.  We may not be able to pay such judgment which may cause the company to file for protection under the bankruptcy laws.  We will attempt to insure against such action but there are no assurances that we will be able to get coverage at a rate which we can afford.

If we are unable to attract and retain highly qualified employees, we may not be able to grow effectively.

Our ability to compete and grow depends in large part on the efforts and talents of our employees. Such employees, particularly App designers, are in high demand.  The loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business as well as result in financial losses.

Industry Specific Risks

Our business is subject to risks generally associated with the entertainment and publishing industries, any of which could significantly harm our operating results.

Our business is subject to risks that are generally associated with the entertainment and publishing industries, many of which are beyond our control. These risks could negatively impact our operating results and include: the popularity, price and timing of our Apps and the platforms on which they are sold; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as:

•	user privacy;

•	taxation;

•	right to access personal data;

•	copyrights;

•	distribution; and

•	characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our Apps, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

Risks Related to the Offering and the Merger

If we do not raise the Maximum Offering Amount, our ability to fully implement our business plan will be limited. In addition, even if the Maximum Offering Amount is raised, we may need additional financing from other sources and any limitation on the ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

In order to fully implement our post-Merger business plan, we will need to raise the Maximum Offering Amount. If we raise less than the Maximum Offering Amount, our ability to expand our sales team as needed to expand to other regions and otherwise fully implement our post-Merger business plan, will be limited. In addition, although management believes that the Maximum Offering Amount will be sufficient to meet our objectives, there can be no assurance that we will not require additional capital. This could result in dilution to our stockholders. In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital could have a material adverse effect on our business, financial condition and results of operations.

Because the Merger will be a reverse merger, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Merger will be a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of Common Stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our Common Stock following the Merger because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

If we are unable to register the resale of the shares comprising part of the PPO Units, the Shares underlying the Investor Warrants comprising part of the PPO Units and the shares underlying the Bridge Warrants in a timely manner as required by the Registration Rights Agreement, we may have to pay cash penalties in connection with such failure. Our use of cash to pay such penalties may limit our ability to use such cash for other business purposes, which could have a material adverse effect on our business.

We have agreed, at our expense, to prepare and file a registration statement with the SEC within ninety (90) calendar days after the effective date of the Merger. We have also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within one hundred eighty (180) calendar days of filing with the SEC. The registration statement will cover the resale of the shares comprising part of the PPO Units, the shares underlying the Investor Warrants comprising part of the PPO Units and the shares underlying the Bridge Warrants. There are many reasons, including some over which we have little or no control, which could delay our filing of the registration statement beyond ninety (90) days after the effective date of the Merger or which could prevent the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. In the event that the registration statement is not filed, or we fail to use our commercially reasonable efforts to have it declared effective within these timeframes, we may be required to pay cash penalties in accordance with the terms of the Registration Rights Agreement. As a result, we may be required to divert cash from other business purposes to pay such cash penalties, which could have a material adverse effect on our business.

If unknown pre-Merger liabilities should arise or known pre-Merger liabilities are not paid according to our agreement with the transferee, we may be required to divert our cash from other business purposes to discharge such liabilities, which may have an adverse effect on our post-Merger business.

Although we will be transferring certain assets and liabilities of ours relating to our pre-Merger shell operations in connection with the Merger, there can be no assurance that such transfer will release the Company of all such liabilities. If the transferee does not pay such liabilities or unknown liabilities arise, we may be required to divert cash from other business purposes to discharge such liabilities, which may have an adverse effect on our post-Merger business.

Risks Related to Our Common Stock

We do not expect to pay dividends on our Common Stock.

We have no plans to pay dividends on our Common Stock for the foreseeable future. Because we do not plan to pay dividends on our Common Stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

A trading market for our Common Stock may not develop or be sustained, and you may not be able to resell your Unit Shares or Warrant Shares.

No trading market for our Common Stock presently exists. We cannot assure you that a market for our Common Stock will develop in the foreseeable future or, if developed, that it will be sustained. As a result, you may not be able to resell your Unit Shares or Warrant Shares.

Our Common Stock will likely be considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our Common Stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our Common Stock is listed on a national securities exchange. The OTC Bulletin Board is not a national securities exchange. Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of current holders of our Common Stock to sell their shares. Such rules may also deter broker-dealers from recommending or selling the Common Stock, which may further limit its liquidity. This may also make it more difficult for us to raise additional capital in the future.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The future trading price of our common stock may become highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of September 20, 2012, there were 75,700,000 shares of our common stock and no shares of our preferred stock outstanding. There are 10,000,000 shares of our common stock reserved for issuance under our 2012 Equity Incentive Plan.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock.  The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock.   The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial information included elsewhere in this Current Report on Form 8-K, including our audited financial statements for the period ended December 31, 2011 and the related notes. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to LifeApps Inc., a Nevada corporation. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in this Current Report on Form 8-K. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

LFAP is a digital media company operating through its wholly owned subsidiary, LifeApps, and focused on health, fitness and sports publications, applications (Apps) and next generation social networks.

LifeApps is a digital publisher, delivering a cross-platform suite of products and services that are focused on enthusiast health, fitness and sports topics. Our products are differentiated in the way we motivate and enable the integration of fitness into a consumer’s rapidly adopted digital lifestyle with pre-existing areas of health, fitness and sports interest. As a result, our products deliver topically focused content covering news, performance training, healthy diet, fitness equipment, sports medicine, and healthy lifestyle entertainment to consumers on their preferred media consumption device. Our publications and tutorials are delivered through websites, smartphones, and tablets.

We are in the development stage and have not as yet generated significant revenue.  We have incurred losses from our inception, July 15, 2009, to June 30, 2012, of $123,866.  Our operations are subject to all risks inherent in the establishment of a new business enterprise.  Our operations have been limited to acquiring the necessary technology to begin offering health, fitness and sports digital publications in the form of a web-site and cross platform applications for mobile and tablet devices.  There is no certainty that there will be sufficient funding available to continue our growth.  These factors raise substantial doubt about our ability to continue operating as a going concern.  Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Recent Developments

Merger

On September 20, 2012, we entered into the Merger Agreement and completed the Merger with LifeApps. As a result of the Merger, we acquired the business of LifeApps and will continue the existing business operations of LifeApps as our wholly owned subsidiary.

Financing Transaction

Concurrently with the closing of the Merger and in contemplation of the Merger, we completed an initial closing of a private placement offering of 5,700,000 units of our securities, at a price of $0.20 per Unit. Each Unit consists of one share of our common stock and a redeemable warrant to purchase one share of our common stock. The Investor Warrants are exercisable for a period of five years at a purchase price of $1.00 per share of our common stock.

On the Closing Date, the investors in the Offering collectively purchased 5,700,000 Units for total cash consideration of $1,140,000.  The proceeds from the Offering will be used to fund (1) the legal and accounting costs of the Merger as well as recurring legal and accounting expenses as a result of being a public company and (2) our existing operating deficits and working capital. We do not currently anticipate any material capital expenditures.

Plan of Operations

Our plan is to expand our digital product offerings to include a digital magazine the contents of which are centered on sports and fitness as well as to continue development and expansion of our mobile platform applications.  The first edition of “YouWorkout” magazine is currently available for individual purchase or subscription.

In addition to our magazine and applications we are developing our existing sports, health and fitness enthusiast websites, www.mdworkout.com, www.yogaworkout.com, www.tennisworkout.com, www.golfworkout.com, and www.dietplanworkout.com” with more sites to follow.  The websites offers content for sports minded and health conscious individuals.  We expect to generate revenue from advertising on the sites and from the sale of products offered on the sites.

Our future plans are to expand into the Smart TV and entertainment device markets.

During the next twelve months we anticipate we will utilize the proceeds of the recent financing in the following manor: 1) we will use approximately $100,000 for marketing cost; 2) approximately $100,000 for future application development; 3) approximately $150,000 for webhosting and other direct costs of revenue 4) approximately $110,000 to repay debt and the balance of approximately $640,000 will be used for general operating expenses.

Results of Operations

We have conducted minimal operations through June 30, 2012 and we have not generated significant revenues during that period.

Revenues for years ended December 31, 2011 and 2010 were $3,098 and $1,342, respectively; revenues for the six month periods ended June 30, 2012 and 2011were $1,266 and $1,861, respectively; and revenues from inception to June 30, 2012 were $5,706.

Through June 30, 2012, we have had no direct operating costs related to revenue.  In the future we will incur direct cost related to revenue such as webhosting and direct cost for our customer support.  For the foreseeable future we anticipate outsourcing such costs.  We anticipate incurring cost in these categories during the fourth quarter of 2012.

We had net losses of $8,159 and $33,001 for the years ended December 31, 2011 and 2010, respectively; net losses of $80,407 and $2,580 for the six month periods ended June 30, 2012 and 2011, respectively; and net losses of $123,866 for the period from inception, July 15, 2009, to June 30, 2012.

The following is a breakdown of our selling, general and administrative expenses for the years ended December 31, 2011 and 2010:

	Years Ended December 31,
	2011	2010	Difference
Marketing	$1,854	$2,629	$(775)
Consulting Fees	1,500	-	1,500
Other	992	170	822
Website Development	1,280	26,074	(24,794)
Application Development	2,611	3,960	(1,349)
	$8,237	$32,833	$(24,596)

The general and administrative expenses may not be indicative of our future operating costs as we are still in the development stage.  We anticipate that our general and administrative costs will increase in all areas.

Website development costs decreased from 2010 to 2011 as a result of timing issues. A major portion of our website development was begun in 2010.  Development is an ongoing cost and we anticipate that our development costs both for website and applications will increase in future periods.

The following is a breakdown of our general and administrative expenses for the six months ended June 30, 2012 and 2011:

	For the six months ended June 30,
	2012	2011	Difference
Marketing	$11,549	$1,284	$10,265
Professional Fees	18,200	-	18,200
Website Development	38,639	-	38,639
Application Development	5,766	1,551	4,215
Other	4,639	96	4,543
	$78,793	$2,931	$75,862

The general and administrative expenses may not be indicative of our future operating costs as we are still in the development stage.  We anticipate that our general and administrative costs will increase in all areas.

Marketing expenses increased as began to expand our operations and to develop an awareness of our products.

Professional fees increased as a result of cost incurred in anticipation of a merger.

Website and application development fees increased as we prepared for the launch of our digital magazine and improvements in our website.  Development is an ongoing cost and we anticipate that our development costs both for website and applications will increase in future periods.

Liquidity and Capital Resources

To date we have been financed by capital contributions from members of LifeApps LLC, the predecessor to LifeApps, and from short term borrowing.

As of December 31, 2011, we had negative working capital of $511.  Our current liabilities include amounts due to related parties of $10,784.

During the years ended December 31, 2011 and 2010, operations used cash of $14,714 and $31,491, respectively.  For the year ended December 31, 2011 and 2010, financing activities provided cash of $14,774 and $40,239 respectively.  Financing activities in both years were primarily provided by members of the LifeApps LLC.  During the year ended December 31, 2010, investing activities, the purchase of domain names used cash of $9,061.  There were no investing activities for the year ended December 31, 2011.

As of June 30, 2012, we had negative working capital of $79,408.  Our current liabilities include notes payable of $50,000 which are due on April 1, 2013 and bear interest at the rate of 10% per annum.  Also included in current liabilities are amounts due to shareholders (previously, members prior to the merger) of $27,334.  These amounts will be paid out of the proceeds of the financing discussed below.

During the six months ended June 30, 2012 and 2011, operations used cash of $59,182 and $1,070, respectively.  For the six months ended June 30, 2012 and 2011, financing activities provided cash of $66,550 and $1,785 respectively.  Financing activities for the six months ended June 30, 2012 were primarily provided by short term borrowings.  Financing activities for the six months ended June 30, 2011 were primarily provided by LifeApps LLC member contributions.  There were no investing activities for the six months ended June 30, 2012 and 2011.

Subsequent to June 30, 2012, we borrowed $65,000 from an unrelated third party.  We executed a note which bears interest at the rate of 10% per annum and is due the earlier of October 6, 2012 or when we have received proceeds of $500,000 from any financing transaction.  This amount will also be repaid out of the proceeds of the financing discussed below.

Subsequent to June 30, 2012 and concurrent with the closing of the Merger, we completed a closing of a private placement offering of 5,700,000 PPO Units, at a price of $0.20 per PPO Unit for a total cash consideration of $1,140,000.

We believe that the amount raised in the Offering will be sufficient to allow us to implement our business plan for at least the next 12 months.  However, if we are unable to generate sufficient cash flow from operations in addition to the recent financing we will be required to raise additional funds either in the form of capital or debt.  There are no assurances that we will be able to generate the necessary capital or debt to carry out our current plan of operations.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies and Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates our continuation as a going concern.  We are in the development stage and have not of yet generated significant operating revenues and have incurred losses from inception, July 15, 2009, through June 30, 2012 of $123,866.  To date, we have funded our operations through advances from a LifeApps LLC member.  We intend to raise additional funding through third party equity or debt financing.  There is no certainty that funding will be available as needed.  These factors raise substantial doubt about our ability to continue operating as a going concern.  Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Intangible

Intangible assets are comprised of internet domain name cost, net of amortization.  The internet domain name costs are being amortized over the expected useful life of the domain name which we estimate to be is three years from the date of registering the domain name.  In accordance with ASC Topic 350 Intangibles – Goodwill and Other (“ASC 350”), the costs to obtain and register an internet domain shall be capitalized.

Long-Lived Assets

In accordance with ASC 350, an intangible asset that is subject to amortization shall be reviewed for impairment in accordance with the ASC Topic 360 Property, Plant and Equipment (“ASC 360”).  Under ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined using forecasted cash flows discounted using an estimated average cost of capital.  There has been no impairment as of December 31, 2011 or 2010, or June 30, 2012 or 2011.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported.  Actual results may differ from these estimates.

Fair Value Measurement

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of accounts payable, accrued expenses, amounts due to member and a note payable. The carrying value of accounts payable, accrued expenses, and amounts due to a member approximates its fair value due to its short maturity.  The carrying value of the note payable approximates its fair value due to the interest rate on the note being at or above the current rate a similar note would bear and its short maturity.

Revenue recognition

Revenue is derived primarily from the sale of software application designed for use on mobile devices such as smart phones and tablets.  Revenue is recognized only when persuasive evidence of an arrangement exists, the fee is fixed or determinable, the product or service has been delivered, and collectability is probable.

We sell our software directly via Internet download through third party agents.  We recognize revenue when payment is received from the agent.  Payment is received net of commission paid to the agent, usually 70% to us and 30% to the agent.  We record the net amount received as revenue.

Research and development, Website Development Costs, and Software Development Costs

All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 350-50, Website Development Cost, and ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our financial statements for the years ended December 31, 2011 and 2010 nor the six-month periods ended June 30, 2012 and 2011.  Research and development expenses amounted to $3,891, $30,034, $44,405 and $1,551 for years ended December 31, 2011 and 2010, and the six-month periods ended June 30, 2012 and2011, respectively, and $79,330 for the period from inception, July 15, 2009, to June 30, 2012 and were included in general and administrative expenses.

Advertising Costs

The Company recognizes advertising expense when incurred. Advertising expense was $1,854 and $2,629 for the years ended December 31, 2011 and 2010 respectively and $4,483 for the period from inception, July 15, 2009, to December 31, 2011.  There were no advertising expenses incurred for the six month ended June 30, 2012 and 2011 respectively and $4,483 for the period from inception, July 15, 2009, to June 30, 2012.

Income Taxes

We are a limited liability company, accordingly no provision for income taxes has been made in the accompanying financial statements for the period then ended, as taxable income or losses are reportable on the tax returns of the members of the Company. Subsequent to the Merger we are classified as a “C” Corporation under income tax rules and regulations.

The Company has adopted the provisions of ASC 740-10 at inception. The implementation of this standard had no impact on the financial statements. As of the date of adoption, and as of December 31, 2011 and 2010, there were no unrecognized tax benefit to the members.

Recent Pronouncements

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 20, 2012, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o LifeApps Digital media Inc., 5752 Oberlin Drive, #106, San Diego, CA 92121.

Title of Class:  Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership1	Percentage of Class2

Robert Gayman	38,500,000	51.30%
Arnold Tinter	1,000,000	1.33%
Howard Fuller	300,000	*

All directors and executive officers as a group (3 persons)	39,800,000	53.06%

MarketByte LLC 4653 Carmel Mtn Rd Suite 308-402 San Diego, CA 92130	7,000,000	9.25%

Desert Lake Advisors PO Box 5020-106 Rancho Santa Fe, CA 92067	5,000,000	6.61%

*Less than 1%

1
Except as otherwise indicated, the persons named in this table have sole voting, investment and dispositive power with respect to all shares of common stock listed, which includes shares of common stock that such persons have the right to acquire within 60 days from September 20, 2012.

2
Percentages are based upon 75,700,000 shares of our common stock (including an aggregate of 40,000,000 shares entitled to be received by the former LIFEAPPS stockholders in the Merger) outstanding as of September 20, 2012, after giving effect to the Merger, the Offering and the Split-Off.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Merger:

Name	Age	Title

Robert R. Gayman	52	Chief Executive Officer, President and Director

Arnold Tinter	67	Chief Financial Officer, Treasurer, Secretary and Director

Howard Fuller	49	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Robert R. Gayman, Chief Executive Officer, President, Chairman of the Board of Directors

Robert R. Gayman was appointed as our Chief Executive Officer, President and Chairman of the Board of Directors on September 20, 2012. He has served as Chief Executive Officer of our wholly-owned subsidiary, LifeApps, Inc., since July 15, 2009.  Mr. Gayman has been a leader in the development and commercialization of software for over 20 years.  The majority of his career has been dedicated to the technology sector, focusing on emerging technologies in such fields as interactive gaming and mobile devices.  From August, 2000 to May, 2012, he served as Chief Executive Officer for Dolphin Interactive Inc., a company which he started and is  a sales, marketing and consultancy company specializing in sales and marketing services to technology consumer package goods companies from fortune 500 companies to start-up entities, where his responsibilities included overall operational responsibility.  In addition, from 2005 Robert additionally acts as a Senior Associate to Consulting firm Fuller Jones Associates in the areas of retail, entertainment and digital media consulting projects on an assignment basis.  Prior to that, from 1995 to 2000, he was the Western Regional Sales Manager at SONY Computer Entertainment of America, a diversified technology and entertainment company, where he directed sales activities to the company’s top tier accounts including Best Buy, Target and Walmart.

Mr. Gayman received a Bachelor of Arts degree in general studies in 1984 from University of Iowa.

Mr. Gayman has extensive experience with the development and commercialization of software, including sales management positions at several top gaming companies.  We believe his background will provide us with invaluable insight into our customers’ needs and requirements, and makes him an ideal fit to serve as our Chief Executive Officer, President and Chairman of the Board of Directors.

Arnold Tinter, Chief Financial Officer, Treasurer, Secretary, Director

Arnold Tinter was appointed as Director, Chief Financial Officer and Secretary on September 20, 2012.  Mr. Tinter founded Corporate Finance Group, Inc., a consulting firm located in Denver, Colorado, in 1992, and is its President.  Corporate Finance Group, Inc. is involved in financial consulting in the areas of strategic planning, mergers and acquisitions and capital formation.  Mr. Tinter provides Chief Financial Officer (“CFO”) services to a number of public companies, including LifeApps Digital Media Inc., Agrisolar Solutions, Inc., T.O Entertainment Inc. and Arvana Inc.  From 2006 to 2010 Mr. Tinter provided CFO services to Spicy Pickle Franchising, Inc., a public company, where his responsibilities included oversight of all accounting functions, including SEC reporting, strategic planning and capital formation.  From May 2001 to May 2003, he served as CFO of Bayview Technology Group, LLC, a privately held company that manufactured and distributed energy-efficient products. From May 2003 to October 2004, he served as that company’s Chief Executive Officer. Prior to 1990, Mr. Tinter was Chief Executive Officer of Source Venture Capital, a holding company with investments in the gaming, printing, retail industries.  Mr. Tinter currently serves as a director of Avana Inc., a public company.  Mr. Tinter received a B.S. degree in Accounting in 1967 from C.W. Post College, Long Island University, and is licensed as a certified public accountant in Colorado and New York.

Based upon Mr. Tinter’s years of experience as a certified public accountant and a financial consultant as described above, including his service to a number of public companies, we believe that Mr. Tinter has the specific experience, qualifications, attributes and skills necessary to serve as our Chief Financial Officer and a member of our Board of Directors.

Howard Fuller, Director

Howard Fuller was appointed as a member of our Board of Directors on September 20, 2012. Dr. Fuller is a hands-on corporate executive with over 15 years of experience in Business Management Consulting, R&D, NPI and Manufacturing. From 2004 to the present, he served as Chief Executive Officer for Fuller, Jones & Associates, Inc., a company that provides consultancy and analytic services to a variety of industries from startups to fortune 500 companies. Additionally, from 2008 to present, he was the Chief Executive Officer at SECCO2 Engines, Inc., an engine technology company serving the stationary and mobile engine markets. Prior to leading startup companies, Dr. Fuller was a corporate executive at several large organizations including Solectron, SanDisk and Amyris. Dr. Fuller is also an Adjunct Professor at San Jose State University’s Engineering Department, has published over 25 papers in leading journals, and has a Ph.D. in Industrial Engineering from the University of Wisconsin-Madison, with an M.S. in Statistics and B.S. in Mathematics.

Dr. Fuller brings to our Board a wealth of experience derived from his services as an executive in various businesses, including technology start-ups. He has demonstrated strong business acumen and ability to exercise sound judgment and has a reputation for integrity, honesty and adherence to ethical standards.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal year ended December 31, 2011 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2011; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2011; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2011 that received annual compensation during the fiscal year ended December 31, 2011 in excess of $100,000.

Name and Principal Position	Period	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)

Robert Gayman, Chief Executive Officer	2011	-	-	-	-

Arnold Tinter Chief Financial Officer	2011	-	-	-	-

Employment Agreements

On September 20, 2012, Robert Gayman, our CEO, entered into an employment contract, the significant terms of which are as follows:

•	period of employment is twenty four (24) months;

•	annual base salary of $150,000 per annum;

•	annual bonus at such time and in such amount as may be determined by the Board of Directors; and

•	participation in 2012 Equity Incentive Plan as determined by the Board of Directors.

Outstanding Equity Awards at Fiscal Year-End December 31, 2011

No stock options were issued and outstanding at December 31, 2011.

Director Compensation

Director Compensation for the Fiscal Year Ended December 31, 2011

Prior to the Merger, directors were not compensated for services on the Board of Directors. Following the Merger, our directors will be entitled to receive compensation as determined by the Board of Directors.

Board of Directors and Corporate Governance

Our Board of Directors consists of three (3) members. On the Closing of the Merger, Andrew Listerman and Jon Albaugh, members of Pubco’s Board of Directors, resigned, and simultaneously therewith, a new Board of Directors was appointed. The new Board consists of Robert Gayman, Arnold Tinter and Howard Fuller.

Board Independence and Committees

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board of Directors be independent. However, the Board of Directors has made a determination as to which of its members are independent. In evaluating the independence of its members and the composition of the committees of the Board of Directors, the Board utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

The Board of Directors expects to continue to evaluate whether and to what extent the members of the Board and its committees are independent. The Company intends to appoint persons to the Board and committees of the Board who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company expects that a majority of its directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Additionally, the Board of Directors is expected to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee.

We believe that Mr. Fuller is currently an “independent” director as that term is defined by the listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards for audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors shall oversee our audits and auditing procedures.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written Code of Ethics. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our Code of Ethics will be provided to any person requesting same without charge. To request a copy of our Code of Ethics, please make written request to our Chief Executive Officer, c/o LifeApps Digital Media Inc., 5752 Oberlin Drive, #106, San Diego, CA 92121.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act.  Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently eligible for quotation on the OTCBB under the symbol "LFAP."  The trading of our common stock began on September 20, 2012.  There has been very limited trading in our common stock to date. As of September 20, 2012, we had 75,700,000 shares of common stock outstanding held by approximately 30 stockholders of record. To date, we have not paid dividends on our common stock. We have no outstanding shares of preferred stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by security holders	—	—	10,000,000
Equity compensation plans not approved by securities holders	—	—	—

Total			10,000,000

2012 Equity Incentive Plan

The Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2012 Equity Incentive Plan (the “2012 Plan”) on September __, 2012. A total of 10,000,000 shares of our common stock are reserved for issuance under the 2012 Plan.  If an incentive award granted under the 2012 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2012 Plan.

Shares issued under the 2012 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2012 Plan. In addition, the number of shares of common stock subject to the 2012 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2012 Plan. Subject to the terms of the 2012 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2012 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2012 Plan.

Grants

The 2012 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

•
Options granted under the 2012 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2012 Plan terminates ten years after it is adopted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving LFAP and/or LFAP Stockholders

Split-Off and Release

Immediately following the closing of the Merger, LFAP transferred all of its pre-Merger operating assets and liabilities to Split Corp. through the exchange of 90,000,000 shares of our common stock held by the Split-Off Shareholder for all of the issued and outstanding shares of common stock of Split Corp.

Transactions involving LifeApps and/or LifeApps Stockholders

Employment Agreements

On September 20, 2012, Robert Gayman, our CEO, entered into an employment contract, the significant terms of which are as follows:

•	period of employment is twenty four (24) months;

•	annual base salary of $150,000 per annum;

•	annual bonus at such time and in such amount as may be determined by the Board of Directors; and

•	participation in 2012 Equity Incentive Plan as determined by the Board of Directors.

Lock-up Agreements

Officers, directors, key employees and holders of 10% or more of the Company’s common stock have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their Company shares, including shares that maybe issued upon exercise of Merger warrants for a term of 12 months from the Closing Date, except in certain limited circumstances.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of blank check preferred stock, par value $0.001 per share.

Issued and Outstanding Capital Stock

Immediately after giving effect to the Transactions, including the PPO Units sold in the Offering, the issuance of shares of our common stock issued to the former LifeApps stockholders in the Merger and the cancellation of shares owned by the Split-Off Shareholder in the Split-Off, there were issued and outstanding securities of the Company on the closing of the Transactions as follows:

•	75,700,000 shares of our common stock (including an aggregate of 40,000,000 shares entitled to be received by the former LifeApps stockholders in the Merger); and

•	Investor Warrants to purchase an aggregate of 5,700,000 shares of our common stock at $1.00 per share issued to the investors in the;

Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock. The amended and restated articles of incorporation do not provide for cumulative voting in the election of directors. The common stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders, subject to the rights of holders of preferred stock, if any.

Description of Investor Warrants

In connection with the closing of the Merger and the simultaneous initial closing of the Offering, we issued Investor Warrants to purchase an aggregate of 5,700,000 shares of common stock to investors who purchase PPO Units in the Offering. The Investor Warrants entitle the holders to purchase one full share of common stock at a purchase price of $1.00 per share during the five (5) year period that commenced upon issuance of the investor warrants.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The Investor Warrants may be exercised on a cashless basis commencing one year after the date of filing of this Current Report. The exercise price and number of shares of common stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.20 (as such amount may be adjusted in certain circumstances provided in the investor warrants.)

No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the Investor Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of common stock to be issued to the Investor Warrant holder.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of the closing of the Merger we have not issued any preferred stock.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by LifeApps

On September 7, 2012, LifeApps LLC, a California limited liability company, was converted into LifeApps, a Nevada corporation.  Upon completion of this conversion, LifeApps LLC ceased to exist by operation of law.  As a result of this conversion, the members of LifeApps LLC, in exchange for their units of limited liability company membership interest in LifeApps LLC, received an aggregate of 10,000 shares of common stock of LifeApps. The issuance of these LifeApps shares was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act which exempts transactions by an issuer not involving any public offering.

Sales by Pubco

In connection with the Merger, we agreed to issue an aggregate of 40,000,000 shares of our common stock to the stockholders of LifeApps. The issuance of shares of our common stock to the LifeApps stockholders in connection with the Merger was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

We sold an aggregate of 5,700,000 PPO Units in an Offering of securities at a price of $0.20 per PPO Unit for gross proceeds of $1,140,000.  We incurred cost of $13,922 for net proceeds of $1,126,078.  Each unit consists of one share of our common stock and a warrant to purchase one share of our common stock at a purchase price of $1.00 per full share.  The Offering was made only to accredited investors, as defined under Regulation D, Rule 501(a) and non-“U.S. Persons” as defined in Regulations S.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Delaware General Corporation Law and our Certificate of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Other than discussed above, neither our Bylaws nor our Certificate of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02.     Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report under the section “Recent Sales of Unregistered Securities” is incorporated into this item by reference.

Item 5.01.     Changes in Control of the Registrant.

As a result of the initial closing of the Offering and the Merger, we experienced a change in control, with the former stockholders of LIFEAPPS effectively acquiring control of us. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

LifeApps LLC’s audited financial statements for the period ended December 31, 2011 and unaudited financial statements for the six month periods ended June 30, 2012 and 2011 are included with this Current Report beginning on Page F-1.

(b)           Pro forma financial information

Unaudited pro-forma consolidated financial statements are included with this Current Report beginning on Page F-19.

(c)           Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of September 20, 2012 by and among Registrant, LifeApps Acquisition Corp., and LifeApps Inc. *

2.2	Articles of Merger dated as of September 20, 2012 for the merger of LifeApps Acquisition Corp. into LifeApps Inc. *

3.1	Amended and Restated Certificate of Incorporation of Registrant dated August 23, 2012 *

3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2012)

4.1	Form of Investor Warrant *

10.1	Split-Off Agreement, dated as of September 20, 2012, by and among the Registrant, Prime Time Split Corp., and Andrew Listerman *

10.2	General Release Agreement, dated as of September 20, 2012, by and among the Registrant, Prime Time Split Corp., and Andrew Listerman *

10.3	Form of Subscription Agreement between Registrant and the investors in the Private Placement Offering *

10.4	Subscription Escrow Agreement dated August 27, 2012, by and among the Registrant and Gottbetter & Partners, LLP *

10.5	Employment Agreement dated September 20, 2012 between Registrant and Robert R. Gayman *

10.6	Registrant’s 2012 Equity Incentive Plan *

10.7	Form of Lock-Up Agreement *

10.8	Mobile App Agreement between LifeApps and Rachel Buehler dated May 7, 2012*

14.	Code of Ethics *

21.1	Subsidiaries of Registrant *

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEAPPS DIGITAL MEDIA INC.

Date: September 25, 2012	By:	/s/ Robert R. Gayman
Robert R. Gayman Chief Executive Officer

LIFEAPPS LLC

TABLE OF CONTENTS

December 31, 2011

June 30, 2012

Unaudited Pro Forma Condensed Combined Financial Statements of LifeApps Inc. (formerly LifeApps LLC) and LifeApps Digital Media Inc.

Pro Forma Condensed Combined Balance Sheet as of June 30, 2012 (unaudited)	F-18

Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2012 (unaudited)	F-19

Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2011 (unaudited)	F-20

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (unaudited)	F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of LifeApps LLC

We have audited the accompanying balance sheets of LifeApps LLC (a Development Stage Company) as of December 31, 2011 and 2010, and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2011, 2010, and for the period July 15, 2009 (inception) through December 31, 2011. LifeApps LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LifeApps LLC as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years ended December 31, 2011 and 2010, and for the period July 15, 2009 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net equity deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Eide Bailly LLP

Greenwood Village, CO
September 20, 2012

LifeApps LLC
(A Development Stage Company)
Balance Sheets
December 31, 2011 and 2010

	2011	2010
Assets
Current assets:
Cash	$698	$638
Prepaid expenses	10,000	-
Total current assets	10,698	638
Intangible asset, net of amortization	4,531	7,551
Total Assets	$15,229	$8,189

Liabilities And Members’ Equity
Current liabilities:
Accounts payable	$425	$-
Amount due member	10,784	-
Total current liabilities	11,209	-

Members' equity
Contributed capital	47,479	43,489
Deficit accumulated during development stage	(43,459)	(35,300)
Total members’ equity	4,020	8,189
Total Liabilities and Members’ Equity	$15,229	$8,189

See the accompanying notes to the financial statements.

LifeApps LLC
(A Development Stage Company)
Statements of Operations

			For the period from July 15, 2009 (Inception) through
	For the years ended December 31,		December 31,
	2011	2010	2011
Revenue	$3,098	$1,342	$4,440

Operating expenses:
General and administrative	8,237	32,833	43,369
Amortization	3,020	1,510	4,530
Total operating expenses	11,257	34,343	47,899

Net loss	$(8,159)	$(33,001)	$(43,459)

See the accompanying notes to the financial statements.

LifeApps LLC
(A Development Stage Company)
Statements of Members' Equity
For the Period From July 15, 2009 (Inception) to December 31, 2011

	Members’ Equity		Deficit Accumulated During
	Number of Units	Contributed Amount	Development Stage	Total
Initial capital contribution	1,000,000	$1,000	$-	$1,000

Net loss for the period July 15, 2009 to December 31, 2009			(2,299)	(2,299)

Balance December 31, 2009	1,000,000	1,000	(2,299)	(1,299)

Additional capital contribution during the year	-	42,489	-	42,489

Net loss for the year	-	-	(33,001)	(33,001)

Balance December 31, 2010	1,000,000	43,489	(35,300)	8,189

Additional capital contribution during the year	-	3,990	-	3,990

Net loss for the year	-	-	(8,159)	(8,159)

Balance December 31, 2011	1,000,000	$47,479	$(43,459)	$4,020

See the accompanying notes to the financial statements.

LifeApps LLC
(A Development Stage Company)
Statements of Cash Flows

			For the period from July 15, 2009 (Inception) through
	For the years ended December 31,		December 31,
	2011	2010	2011
Cash flow used in operating activities:
Net loss for the period	$(8,159)	$(33,001)	$(43,459)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of domain names	3,020	1,510	4,530
Changes in operating assets and liabilities
Prepaid expenses	(10,000)	-	(10,000)
Accounts payable	425	-	425
Net cash provided by (used) in operations	(14,714)	(31,491)	(48,504)

Cash flow used in investing activities:
Purchase domain names	-	(9,061)	(9,061)
Net Cash used in investing activities	-	(9,061)	(9,061)

Cash flow from financing activities:
Advances from member	12,684	-	12,684
Repayments to member	(1,900)	-	(1,900)
Members capital contribution	3,990	40,239	47,479
Net cash provided by financing activities	14,774	40,239	58,263

Net increase (decrease) in cash	60	(313)	698
Cash at beginning of period	638	951	-
Cash at end of period	$698	$638	$698

See the accompanying notes to the financial statements.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Note 1.  Nature of Business

LifeApps LLC, (“we,” “us,” “our,” and the “Company”) was formed on July 15, 2009 under the Beverly-Killea Limited Liability Company Act in the State of California.  The Company was formed to operate as a digital media company focusing on health, fitness and sports digital publications and next-generation social networks.

We are in the development stage as defined under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 Development Stage Entities (“ASC915”).  We have not generated any significant revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise.  Our operations have been limited to acquiring the necessary technology to begin offering health, fitness and sports digital publications in the form of a web-site and cross platform applications for mobile and tablet devices.

Note 2.  Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates our continuation as a going concern.  We are in the development stage and have not of yet generated significant operating revenues and have incurred losses to date of $43,459.  To date we have funded our operations through advances from a member.  We intend to raise additional funding through third party equity or debt financing.  There is no certainty that funding will be available as needed.  These factors raise substantial doubt about our ability to continue operating as a going concern.  Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Intangible
Intangible assets are comprised of internet domain name cost, net of amortization.  The internet domain name costs are being amortized over the expected useful life of the domain name which we estimate to be is three years from the date of registering the domain name.  In accordance with ASC Topic 350 Intangibles – Goodwill and Other (“ASC 350”), the costs to obtain and register an internet domain shall be capitalized.

Long-Lived Assets
In accordance with ASC 350, an intangible asset that is subject to amortization shall be reviewed for impairment in accordance with the ASC Topic 360 Property, Plant and Equipment (“ASC 360”).  Under ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined using forecasted cash flows discounted using an estimated average cost of capital.  There has been no impairment as of December 31, 2011 or 2010.

Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported.  Actual results may differ from these estimates.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Fair Value Measurement
ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of amounts due to member. The carrying value of amounts due to a member approximates its fair value due to its short maturity.

Revenue recognition
Revenue is derived primarily from the sale of software application designed for use on mobile devices such as smart phones and tablets.  Revenue is recognized only when persuasive evidence of an arrangement exists, the fee is fixed or determinable, the product or service has been delivered, and collectability is probable.

We sell our software directly via Internet download through third party agents.  We recognize revenue when payment is received from the agent.  Payment is received net of commission paid to the agent, usually 70% to us and 30% to the agent.  We record the net amount received as revenue.

Research and development, Website Development Costs, and Software Development Costs
All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 350-50, Website Development Cost,  and ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our financial statements for the years ended December 31, 2011 and 2010.  Research and development expenses amounted to $3,891 and $30,034 for years ended December 31, 2011 and 2010, respectively, and $34,925 for the period from inception, July 15, 2009, to December 31, 2011 and were included in general and administrative expenses.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Advertising Costs
The Company recognizes advertising expense when incurred. Advertising expense was $1,854 and $2,629 for the years ended December 31, 2011 and 2010 respectively and $4,483 for the period from inception, July 15, 2009, to December 31, 2011.

Income Taxes
We are a limited liability company, accordingly no provision for income taxes has been made in the accompanying financial statements for the period then ended, as taxable income or losses are reportable on the tax returns of the members of the Company.

The Company has adopted the provisions of ASC 740-10 at inception. The implementation of this standard had no impact on the financial statements. As of the date of adoption, and as of December 31, 2011 and 2010, there were no unrecognized tax benefit to the members.

Recent Pronouncements
We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Note 3.  Intangible Assets

As of December 31, 2011 intangible asset consists of internet domain name cost $9,061 less accumulated amortization of $4,530.  The amounts carried on the balance sheet represent the cost of acquiring the internet domain names from third parties and the costs relating to the registration of the internet domain names incurred by us.

The amount charged to expenses for amortization of the internet domain names was $3,020 and $1,510 for the years ended December 31, 2011 and 2010, respectively, and $4,530 for the period from inception, July 15, 2009, to December 31, 2011.

Estimated amortization expense related to the intangibles as of December 31, 2011 is as follows:

Year	Total Amortization
2012	$3,020
2013	1,511
$4,531

Note 4.  Amount Due Member

Amount due member represents amounts paid on our behalf by a member of the Company.  These advances are non-interest bearing and due on demand.

Note 5.  Members’ Equity

Upon formation we issued 1,000,000 membership units to three individuals.  No other units were issued on subsequent capital contributions.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Note 6.  Business Segments

We operate in only one segment and geographic location.  For the years ended December 31, 2011 and 2010 our sales were made through only one third party.

Note 7.   Subsequent Events

We evaluated all of our activity and concluded the following subsequent events would require recognition or disclosure in our financial statements:

Subsequent to December 31, 2011, the member disclosed in Note 4 above advanced the Company an additional $29,500 and was repaid $12,950.

On March 23, 2012 we borrowed $50,000 from an unrelated third party.  We executed a note which bears interest at the rate of 10% per annum and is due April 1, 2013.

On July 6, 2012 we borrowed $65,000 from an unrelated third party.  We executed a note which bears interest at the rate of 10% per annum and is due the earlier of October 6, 2012 or when we have received proceeds of $500,000 from any financing transaction.

On September 7, 2012 we converted from a California limited liability company to a Nevada corporation.  The Nevada corporation, LifeApps Inc., has authorized capital of 100,000 shares of $0.001 par value Common Stock.  Each percentage of membership interest in the Company converted into 1,000 shares of common stock of LifeApps Inc.

On September 20, 2012, we entered into an Agreement and Plan of Merger and Reorganization whereby our shareholders exchanged all of their interest for approximately 54% of LifeApps Digital Media Inc., a publically traded company (“LifeApps Digital”).  Accordingly the Company became a wholly owned subsidiary of LifeApps Digital.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of the Company effectively control the combined companies immediately following the transaction. As such, the Company is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by the Company.  Accordingly, the assets and liabilities and the historical operations that will be reflected in LifeApps Digital’s ongoing financial statements will be those of the Company and will be recorded at the historical cost basis of the Company.  LifeApps Digital’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of the Company after consummation of the transaction.  LifeApps Digital's historic capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by it in the transaction while the Company’s historical retained earnings will be carried forward. The historical financial statements of LifeApps Digital before the transaction will be replaced with the historical financial statements of the Company before the transaction in all future filings with the Securities and Exchange Commission, or SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

LifeApps LLC
(A Development Stage Company)
Balance Sheets

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$8,066	$698
Other current assets	1,230	-
Prepaid expenses	-	10,000
Total current assets	9,296	10,698
Intangible asset, net of amortization	3,021	4,531
Total Assets	$12,317	$15,229

Liabilities And Members’ Equity
Current liabilities:
Accounts payable	$10,000	$425
Accrued liabilities	1,370	-
Note payable	50,000	-
Amount due member	27,334	10,784
Total current liabilities	88,704	11,209

Total Liabilities	88,704	11,209

Members' equity (deficit)
Contributed capital	47,479	47,479
Deficit accumulated during development stage	(123,866)	(43,459)
Total members’ equity (deficit)	(76,387)	4,020
Total Liabilities and Members’ Equity	$12,317	$15,229

See the accompanying notes to the financial statements.

LifeApps LLC
(A Development Stage Company)
Statements of Operations
(Unaudited)

			For the period from July 15, 2009 (Inception) through
	Six months ended June 30,		June 30,
	2012	2011	2012
Revenue	$1,266	$1,861	$5,706

Operating expenses:
General and administrative	78,793	2,931	122,162
Amortization	1,510	1,510	6,040
Total operating expenses	80,303	4,441	128,202

Loss from operations	(79,037)	(2,580)	(122,496)

Interest expense	(1,370)	-	(1,370)

Net loss	$(80,407)	$(2,580)	$(123,866)

See the accompanying notes to the financial statements.

LifeApps LLC
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	Six months ended June 30,		For the period from July 15, 2009 (Inception) through June 30,
	2012	2011	2012
Cash flow used in operating activities:
Net loss for the period	$(80,407)	$(2,580)	$(123,866)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of domain names	1,510	1,510	6,040
Changes in operating assets and liabilities
Prepaid expenses	10,000	-	-
Other current assets	(1,230)	-	(1,230)
Accounts payable	9,575	-	9,575
Accrued expenses	1,370	-	1,795
Net cash provided by (used) in operations	(59,182)	(1,070)	(107,686)

Cash flow from financing activities:
Short term borrowing	50,000	-	50,000
Advances from member	29,500	400	42,184
Repayments to member	(12,950)	(900)	(14,850)
Members capital contribution	-	2,285	47,479
Net cash provided by financing activities	66,550	1,785	124,813

Cash flow used in investing activities:
Purchase domain names	-	-	(9,061)
Net Cash used in investing activities	-	-	(9,061)

Net increase in cash	7,368	715	8,066
Cash at beginning of period	698	638	-
Cash at end of period	$8,066	$1,353	$8,066

See the accompanying notes to the financial statements.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Note 1. Nature of Business

LifeApps LLC, (“we,” “us,” “our,” and the “Company”) was formed on July 15, 2009 under the Beverly-Killea Limited Liability Company Act in the State of California.  The Company was formed to operate as a digital media company focusing on health, fitness and sports digital publications and next-generation social networks.

We are in the development stage as defined under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 Development Stage Entities (“ASC 915”).  We have not generated any significant revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise.  Our operations have been limited to acquiring the necessary technology to begin offering health, fitness and sports digital publications in the form of a web-site and cross platform applications for mobile and tablet devices.

Note 2. Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates our continuation as a going concern.  We are in the development stage and have not of yet generated significant operating revenues and have incurred losses to date of $123,866.  To date we have funded our operations through advances from a member and third party loans.  We intend to raise additional funding through third party equity or debt financing.  There is no certainty that funding will be available as needed.  These factors raise substantial doubt about our ability to continue operating as a going concern.  Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Intangible
Intangible assets are comprised of internet domain name cost, net of amortization.  The internet domain name costs are being amortized over the expected useful life of the domain name which we estimate to be is three years from the date of registering the domain name.  In accordance with ASC Topic 350 Intangibles – Goodwill and Other (“ASC 350”), the costs to obtain and register an internet domain shall be capitalized.

Long-Lived Assets
In accordance with ASC 350, an intangible asset that is subject to amortization shall be reviewed for impairment in accordance with the ASC Topic 360 Property, Plant and Equipment (“ASC 360”).  Under ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined using forecasted cash flows discounted using an estimated average cost of capital.  There has been no impairment as of June 30, 2012 or December 31, 2011.

Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported.  Actual results may differ from these estimates.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Fair Value Measurement
ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of accounts payable, accrued expenses, amounts due to member and a note payable. The carrying value of accounts payable, accrued expenses, and amounts due to a member approximates its fair value due to its short maturity.  The carrying value of the note payable approximates its fair value due to the interest rate on the note being at or above the current rate a similar note would bear and its short maturity.

Revenue recognition
Revenue is derived primarily from the sale of software application designed for use on mobile devices such as smart phones and tablets.  Revenue is recognized only when persuasive evidence of an arrangement exists, the fee is fixed or determinable, the product or service has been delivered, and collectability is probable.

We sell our software directly via Internet download through third party agents.  We recognize revenue when payment is received from the agent.  Payment is received net of commission paid to the agent, usually 70% to us and 30% to the agent.  We record the net amount received as revenue.

Research and development, Website Development Costs, and Software Development Costs
All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 350-50, Website Development Cost, and ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our financial statements for the six months ended June 30, 2012 and 2011.  Research and development expenses amounted to $44,405 and $1,551 for six months ended June 30, 2012 and 2011, respectively, and $79,330 for the period from inception, July 15, 2009, to June 30, 2012 and were included in general and administrative expenses.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Advertising Costs
The Company recognizes advertising expense when incurred. There were no advertising expenses incurred for the six month ended June 30, 2012 and 2011 respectively and $4,483 for the period from inception, July 15, 2009, to June 30, 2012.

Income Taxes
We are a limited liability company, accordingly no provision for income taxes has been made in the accompanying financial statements for the period then ended, as taxable income or losses are reportable on the tax returns of the members of the Company.

The Company has adopted the provisions of ASC 740-10 at inception. The implementation of this standard had no impact on the financial statements. As of the date of adoption, and as of June 30, 2012 and December 31, 2011, there were no unrecognized tax benefits to the members.

Recent Pronouncements
We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Note 3. Intangible Assets

As of June 30, 2012 intangible assets consists of internet domain name at a cost of $9,061 less accumulated amortization of $6,040.  The amounts carried on the balance sheet represent the cost of acquiring the internet domain names from third parties and the costs relating to the registration of the internet domain names incurred by us.

The amount charged to expenses for amortization of the internet domain names was $1,510 for each of the three month-periods ended June 30, 2012 and 2011, and $6,040 for the period from inception, July 15, 2009, to June 30, 2012.

Estimated amortization expense related to the intangibles as of June 30, 2012 is as follows:

Year	Total Amortization
2012	$1,510
2013	1,511
$3,021

Note 4. Amount Due Member

Amount due member represents advances made to the Company by one of its members.  These advances are non-interest bearing and due on demand.

Note 5.  Note Payable

The Note payable is due on April 1, 2013 and bears interest at the rate of 10% per annum.

LifeApps LLC
(A Development Stage Company)
Notes to Financial Statements

Note 6.  Members’ Equity

Upon formation we issued 1,000,000 membership units to three individuals.  No other units were issued on subsequent capital contributions.

Note 7. Business Segments

We operate in only one segment and geographic location.  For six months ended June 30, 2012 and 2011 our sales were made through only one third party.

Note 8.  Subsequent Events

We evaluated all of our activity and concluded the following subsequent events would require recognition or disclosure in our financial statements:

On July 6, 2012 we borrowed $65,000 from an unrelated third party.  We executed a note which bears interest at the rate of 10% per annum and is due the earlier of October 6, 2012 or when we have received proceeds of $500,000 from any financing transaction.

On September 7, 2012 we converted from a California limited liability company to a Nevada corporation.  The Nevada corporation, LifeApps Inc., has authorized capital of 100,000 shares of $0.001 par value Common Stock.  Each percentage of membership interest in the Company converted into 1,000 shares of common stock of LifeApps Inc.

On September 20, 2012, we entered into an Agreement and Plan of Merger and Reorganization whereby our shareholders exchanged all of their interest for approximately 54% of LifeApps Digital Media Inc., a publically traded company (“LifeApps Digital”).  Accordingly the Company became a wholly owned subsidiary of LifeApps Digital.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of the Company effectively control the combined companies immediately following the transaction. As such, the Company is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by the Company.  Accordingly, the assets and liabilities and the historical operations that will be reflected in LifeApps Digital’s ongoing financial statements will be those of the Company and will be recorded at the historical cost basis of the Company.  LifeApps Digital’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of the Company after consummation of the transaction.  LifeApps Digital's historic capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by it in the transaction while the Company’s historical retained earnings will be carried forward. The historical financial statements of LifeApps Digital before the transaction will be replaced with the historical financial statements of the Company before the transaction in all future filings with the Securities and Exchange Commission, or SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

LifeApps Digital Media Inc. and LifeApps Inc. (formerly LifeApps LLC)
(A Development Stage Company) Proforma Condensed Combined Balance Sheets
As of June 30, 2012
(unaudited)

	LifeApps Inc.		LifeApps Digital Media, Inc.	Adjustments		Pro Forma
Assets
Cash	$8,066	Note 1	$2,501	$1,123,577	Notes 2, 3, 4	$1,134,144
Prepaid expenses and other current assets	1,230		-	-		1,230
Total current assets	9,296		2,501	1,123,577		1,135,374
Intangible asset, net of amortization	3,021		-	-		3,021
Total Assets	$12,137		$2,501	$1,123,577		$1,138,395

Liabilities And Members’ Equity
Current liabilities:
Accounts payable	$10,000		$1,584	$(1,584)	Note 4	$10,000
Accrued liabilities	1,370					1,370
Note payable	50,000					50,000
Amount due member	22,334		-	-		27,334
Total current liabilities	88,704		1,584	(1,584)		88,704

Equity
Common stock	100		8	75,592	Notes 2, 3, 4	75,700
Additional paid in capital	47,379		39,998	1,050,480	Notes 2, 3, 4	1,137,857
Deficit accumulated during development stage	(126,866)		(39,089)	(911)	Notes 2, 3, 4	(163,866)
Total members’ equity	(76,387)		917	1,125,161		1,049,691
Total Liabilities and Members’ Equity	$12,317		$2,501	$1,123,577		$1,138,395

See the accompanying notes to the proforma financial statements.

LifeApps Digital Media Inc. and LifeApps Inc. (formerly LifeApps LLC) (A Development Stage Company)
Proforma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 2012
(unaudited)

	LifeApps Inc.		LifeApps Digital Media Inc.	Adjustments		Pro Forma
Revenue	$1,266	Note 1	$-	$-		$1,266
Cost of revenue			-	-		-
Gross profit	1,266		-	-		1,266

Operating expenses:
General and administrative	80,303		12,738	(12,738)	Note 4	80,303

Loss from operations	(79,037)		(12,738)	12,738		(79,037)

Other income (expense)
Consulting fees			2,250	(2,250)	Note 4	-
Interest expense	(1,370)		-	-		(1,370)
	(1,370)		2,250	(2,250)		(1,370)

Net (loss)	$(80,407)		$(10,488)	$10,488		$(80,407)

Per share information – basic and fully diluted:
Weighted average shares outstanding						47,700,000
Net loss per share, basic and fully diluted						$0.00

See the accompanying notes to the proforma financial statements.

LifeApps Digital Media Inc. and LifeApps Inc. (formerly LifeApps LLC) (A Development Stage Company)
Proforma Condensed Combined Statements of Operations
For the Year Ended December 31, 2011
(unaudited)

	LifeApps Inc.		LifeApps Digital Media Inc.	Adjustments		Pro Forma
Revenue	$3,098	Note 1	$98,505	$(98,505)	Note 4	$3,098
Cost of revenue	-		93,022	(93,022)	Note 4	-
Gross profit	3,098		5,483	(5,483)		3,098

Operating expenses:
General and administrative	11,257		33,471	(33,471)	Note 4	11,257

Net (loss)	$(8,159)		$(27,988)	$27,988		$(8,159)

Per share information – basic and fully diluted:
Weighted average shares outstanding						41,005,495
Net loss per share, basic and fully diluted						$0.00

See the accompanying notes to the proforma financial statements.

LifeApps Digital Media Inc.
and
LifeApps Inc. (Formerly LifeApps LLC)
(A Development Stage Company)
Notes to Proforma Condensed Combined Financial Statements
(unaudited)

Note 1.  Conversion to Corporate Entity

On September 7, 2012 we converted from a California limited liability company to a Nevada corporation.  The Nevada corporation, LifeApps Inc., has authorized capital of 100,000 shares of $0.001 par value Common Stock.  Each percentage of membership interest in the Company converted into 1,000 shares of common stock of LifeApps Inc.  The Proforma Condensed Combined Financial Statements reflect this change.

Note 2.  Merger Transaction

On September 20, 2012, the Company entered into an Agreement and Plan of Merger and Reorganization whereby its shareholders exchanged all of their interest for approximately 54% of LifeApps Digital Media Inc., a publically traded company (“LifeApps Digital”) (the “Merger”).  Accordingly the Company became a wholly owned subsidiary of LifeApps Digital.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of the Company effectively control the combined companies immediately following the transaction. As such, the Company is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by the Company.  Accordingly, the assets and liabilities and the historical operations that will be reflected in LifeApps Digital’s ongoing financial statements will be those of the Company and will be recorded at the historical cost basis of the Company.  LifeApps Digital’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of the Company after consummation of the transaction.  LifeApps Digital's historic capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by it in the transaction while the Company’s historical retained earnings will be carried forward. The historical financial statements of LifeApps Digital before the transaction will be replaced with the historical financial statements of the Company before the transaction in all future filings with the Securities and Exchange Commission, or SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Note 3.  Financing Transaction

Concurrently with the closing of the Merger and in contemplation of the Merger, LifeApps Digital completed an initial closing of a private offering (the “Offering”) of 5,700,000 units of its securities (the “PPO Units”), at a price of $0.20 per PPO Unit. Each PPO Unit consists of one share of its common stock and a redeemable warrant (the “Investor Warrant”) to purchase one share of its common stock. The Investor Warrants are exercisable for a period of five years at a purchase price of $1.00 per share of our common stock.

The Offering was made on an "all or nothing" basis with respect to a minimum of 3,750,000 PPO Units (the “Minimum Offering Amount”) and is being made on a "best efforts" basis with respect to a maximum of 5,000,000 PPO Units (the “Maximum Offering Amount”).  In addition, in the event the maximum number of PPO Units is sold, the Company has the option to offer an additional 1,000,000 PPO Units.  The closing of at least the Minimum Offering Amount of 3,750,000 PPO Units and the closing of the transaction were conditioned upon each other.

LifeApps Digital Media Inc.
and
LifeApps Inc. (Formerly LifeApps LLC)
(A Development Stage Company)
Notes to Proforma Condensed Combined Financial Statements
(unaudited)

On the Closing Date, the investors in the Offering collectively purchased 5,700,000 PPO Units for total cash consideration of $1,140,000.  The Offering for the remaining 300,000 PPO Units will continue after the closing of the Merger.

These proforma financial statements give effect to the above described transactions as if they occurred at the date of the financial statements.

Note 4.  Split-Off

In conjunction with the Merger and immediately following it, LifeApps Digital split off (the “Split-Off”) its wholly owned subsidiary, Prime Time Travel Corp., a Delaware corporation (“Split Corp.”). The Split-Off was accomplished through the exchange of 90,000,000 shares of our common stock held by Andrew Listerman (the “Split-Off Shareholder”) for all of the issued and outstanding shares of common stock of Split Corp. All of the assets and liabilities of LifeApps Digital immediately following the Merger, excluding any LifeApps assets and liabilities assumed in the Merger, were transferred to Split Corp.

Note 5.  Earnings Per Share

The proforma weighted average shares outstanding gives effect to the issuance of 40,000,000 shares of common stock in connection with the Merger as if it occurred at the beginning of the periods presented.

There was no common stock equivalents in either period presented.